SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010
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DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

3005 First Avenue

Seattle, Washington

98121

(Address of principal executive offices) (zip code)

(206) 256-4545

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

    On June 2, 2010, Dendreon Corporation (the “Company”) elected a new member to the Company’s board of directors, David C. Stump, M.D., as announced in the press release attached as Exhibit 99.1.  Dr. Stump, age 60, is currently executive vice president of research and development at Human Genome Sciences, Inc.  He is a Trustee of Adventist Health Care and Earlham College and a member of the Board of Directors of Sunesis Pharmaceuticals, Inc.  Dr. Stump received his medical degree at Indiana University and his postgraduate training at the University of Iowa as well as the University of Leuven, Belgium, and received his bachelor’s degree from Earlham College in the United Kingdom.  He is board certified in Internal Medicine, Hematology and Medical Oncology and is a Fellow of the American College of Physicians and the Council on Arteriosclerosis, Thrombosis and Vascular Biology of the American Heart Association.

Item 5.07. Submission of Matters to a Vote of Security Holders.

    The Company held its 2010 Annual Meeting of Stockholders on June 2, 2010 at the Grand Hyatt San Francisco, 345 Stockton Street, San Francisco, California 94108.  A total of 134,245,072 shares of the Company’s common stock were entitled to vote as of April 16, 2010, the record date for the Annual Meeting, of which 110,185,585 (82.08%) were present in person or by proxy at the Annual Meeting.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

    The stockholders elected each of the three nominees to the Company’s Board of Directors to hold office until the 2013 Annual Meeting of Stockholders by a plurality of the votes duly cast.

	For	Withheld	Broker Non-Vote
Gerardo Canet	61,145,830	518,729	48,521,026
Bogdan Dziurzynski	61,303,270	361,289	48,521,026
Douglas G. Watson	59,275,263	2,389,296	48,521,026

    The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2010 by a majority of the votes duly cast.

	For	Against	Abstain
Ernst & Young LLP	108,959,261	804,908	421,416

Item 8.01. Other Events.

    Susan Bayh, a member of the Board of Directors of the Company and Dr. Mark Frohlich, the Company’s Senior Vice President, Clinical Affairs and Chief Medical Officer, each previously adopted a pre-arranged trading plan (the “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding insider stock trading transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. As sales are executed in the future under the Plan, they will be reported in accordance with federal securities laws.

    Ms. Bayh’s Plan provides for the sale of up to a total of 45,171 shares beneficially held by her pursuant to exercisable stock options over a period beginning May 3, 2010 and ending May 3, 2011.  Dr. Frohlich’s Plan provides for the sale of up to a total of 10,201 shares beneficially held by him pursuant to exercisable stock options and up to a total of 80,747 shares pursuant to vested restricted stock grants, over a period beginning July 1, 2010 and ending December 31, 2012. Shares will be sold under each of the plans on the open market at prevailing market prices, subject to minimum price thresholds and other sale date requirements.

    The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors of the Company in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

99.1	Dendreon Corporation press release dated June 2, 2010.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development
Date: June 7, 2010		General Counsel and Secretary